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                                                                   EXHIBIT 10(c)


                                                                  EXECUTION COPY


                              CONSULTING AGREEMENT


         Consulting Agreement (the "AGREEMENT"), dated as of April 10, 2002, between Abington Bancorp, Inc. ("ABINGTON") and Paul C. Green (the "EXECUTIVE").

                                   WITNESSETH:

         WHEREAS, Abington has determined that it is in the best interests of its shareholders to ensure that Abington will have the continued dedication of the Executive following the merger of Massachusetts Fincorp, Inc. ("FINCORP"), a Delaware corporation, with and into Abington (the "MERGER") pursuant to an Agreement and Plan of Merger, dated as of the date hereof, between Abington and Fincorp (the "MERGER AGREEMENT"), and to provide Abington after the Merger with continuity of management; and

         WHEREAS, in order to accomplish these objectives, the Executive and Abington desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. EFFECTIVE DATE. The "EFFECTIVE DATE" shall mean the effective date of the Merger.

         2.   CONSULTING SERVICES.

         (a) During the six-month period commencing on the Effective Date (the "CONSULTING PERIOD"), the Executive undertakes to provide his personal advice and counsel to Abington regarding its operations, customer relationships, growth and expansion opportunities and other business matters that may arise in connection with Abington's planned expansion in the Boston, Massachusetts metropolitan area (collectively, the "CONSULTING SERVICES"), subject to the terms and conditions of this Agreement.

         (b) The Executive shall provide Consulting Services as may be reasonably requested by the Chief Executive Officer of Abington or his designee from time to time and at mutually agreeable times. It is contemplated that the Consulting Services will include, without limitation, monthly meetings between the Executive and the Chief Executive Officer of Abington; efforts by the Executive to enhance Abington's business activities in the Boston, Massachusetts metropolitan area, including without limitation meeting with potential customers of Abington located in these areas; attendance at certain public functions in the Boston, Massachusetts metropolitan area on behalf of Abington and its subsidiaries; attendance at certain meetings of the Board of Directors of Abington to report on the Boston, Massachusetts metropolitan area and attendance at certain functions of Abington. Consulting Services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances.

         (c) The Executive shall provide the Consulting Services in the Boston, Massachusetts metropolitan area, including without limitation the market areas of The Massachusetts Co-operative Bank prior to its acquisition by Abington.


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         3. INDEPENDENT CONTRACTOR. The Executive shall be treated as an independent contractor and shall not be deemed to be an employee of Abington or any subsidiary or other affiliate of Abington for any purpose.

         4. NON-COMPETE. The Executive agrees that during the Consulting Period the Executive will not (i) solicit or induce, or cause others to solicit or induce, any employee of Abington or any of its subsidiaries to leave the employment of such entities or (ii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of Abington or any of its subsidiaries to transact business with any other entity, or to reduce or refrain from doing any business with Abington or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between Abington or its subsidiaries and any such customers. In addition, the Executive agrees that during the Consulting Period the Executive will not compete in Southeastern Massachusetts (as hereinafter defined) with the banking-related business of Abington; provided, however, that the Executive will not be in violation of the requirements of the preceding clause of this sentence if he were to become employed by a financial services provider that competed with Abington in Southeastern Massachusetts for so long as no substantial portion of his services for such entity involved the solicitation of customers. For purposes of this Agreement "SOUTHEASTERN MASSACHUSETTS" shall mean and include the following portions of The Commonwealth of Massachusetts: Norfolk and Plymouth Counties, the City of Boston, and the City of Quincy together with all other cities and towns that are geographically contiguous to Quincy.

         5. CONFIDENTIALITY. Except (i) in the course of providing Consulting Services hereunder or (ii) as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party in any fashion or for any purpose whatsoever any information regarding Abington, Fincorp or any of their respective subsidiaries which is not available to the general public to which he has or will have had access at any time during the course of his employment by Fincorp or its subsidiaries or his consultancy with Abington, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures. This restriction shall not apply to information approved by Abington for public dissemination (e.g., news releases), information which is already in the public domain, information made available to the public by Abington, or information known to the Executive prior to Abington's disclosure to the Executive. This obligation shall extend beyond the expiration or termination of this Agreement for a period of one year, unless rescinded in writing by Abington.

         6. INJUNCTIVE RELIEF. The Executive agrees that damages at law will be an insufficient remedy to Abington in the event that the Executive violates any of the provisions of Sections 4 or 5, and that Abington may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Sections 4 or 5. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in Sections 4 and 5. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to Abington against the Executive for such breaches or threatened or attempted breaches.

         7. BASIC CONSULTING PAYMENTS. In consideration of the obligations and agreements of the Executive hereunder, Abington agrees to pay to the Executive compensation during the six-month Consulting Period an aggregate of $100,000, payable in equal monthly installments commencing not later


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than fifteen days after the Effective Date and continuing on the same day of each of the succeeding months thereafter during the Consulting Period.

         8. SPECIAL PROJECTS; ADDITIONAL CONSULTING SERVICES. In addition to the Consulting Services described in Section 2, the Executive has agreed to provide the additional services described below in this Section 8 ("SPECIAL PROJECTS") to Abington. Abington understands that the Executive has been directly involved with the design, implementation and operation of the data processing system utilized by Fincorp and has spent considerable time assessing and analyzing the problems raised by the former Quin Oil Site located at 70 Quincy Avenue, Quincy, Massachusetts (the "FORMER QUIN OIL SITE"). Abington has concluded that, if the Executive were not prepared to assist it in connection with its resolution of the Special Projects, it would be required to hire third party consultants to provide to Abington the information, background and knowledge possessed by the Executive. The Executive is willing to offer advice about the Special Projects for a fee that would, in Abington's judgment, be less costly to Abington than the cost of engaging such third party consultants. The Executive has agreed to provide, as additional Consulting Services, advice and assistance concerning the following Special Projects:

            (a) assist Abington with the integration of Fincorp's data processing system with and into Abington's data processing system; and

            (b) be responsible for overseeing the filing of all reports required to be filed with the Massachusetts Department of Environmental Protection or any other governmental authority with respect to the Former Quin Oil Site.

         9. ADDITIONAL PAYMENTS FOR SPECIAL PROJECTS.

            (a) In consideration of the obligations and agreements of the Executive under Section 8(a) of this Agreement, Abington agrees to pay to the Executive the amount of $65,000, payable in a lump sum within 15 days after the successful integration of Fincorp's data processing system with Abington's data processing system.

            (b) In consideration of the obligations and agreements of the Executive under Section 8(b) of this Agreement, Abington agrees to pay to the Executive the amount of $45,000, payable in a lump sum within 15 days after the final report required to be filed has been filed with the Massachusetts Department of Environmental Protection or other governmental authority with respect to the Former Quin Oil Site.

        10. PAYMENT MECHANICS.

            (a) Payments to the Executive under this Agreement may be paid by Abington by check mailed to the address of the Executive set forth in Section 15 hereof or at such other address as the Executive may notify Abington in accordance with the terms of such section.

            (b) If any payment is required to be made on a day which is not a business day, payment shall be made on the first business day thereafter, and no interest shall accrue on any such payment for the intervening period. For purposes of this Agreement, the term "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The Commonwealth of Massachusetts are authorized by law, regulation or executive order to remain closed.


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        11. NATURE OF PAYMENT OBLIGATIONS.

            (a) Except as otherwise provided in Section 11(b) hereof, Abington's obligation to pay the Executive the benefits and payments provided in Section 7 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any purported termination of this Agreement, other than pursuant to Section 11(b) hereof, set-off, counterclaim, recoupment, defense or other right which Abington may have against the Executive or anyone else, and each and every such payment made or benefit provided shall be final and Abington shall not seek to recover all or any part of any such payment or benefit from the Executive or from whomsoever may be entitled thereto for any reason whatsoever.

            (b) Notwithstanding the provisions of Section 11(a), if the Executive materially breaches any of his obligations hereunder, Abington may terminate this Agreement (after providing to the Executive reasonable notice and an opportunity to cure) by written notice of termination provided to the Executive, and thereafter the Executive shall be entitled to no further benefits and payments under the terms of this Agreement. Except as provided in this
Section 11(b), Abington shall have no right to terminate this Agreement or the payments to be made hereunder.

        12. REPRESENTATIONS AND WARRANTIES. Abington and the Executive represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

        13. ENGAGING IN NONCOMPETITIVE OPERATIONS. Abington recognizes that the Consulting Services do not constitute full-time employment for the Executive. The Executive shall have the right to engage in other business activities (subject, however, to the noncompetition provisions of Section 4 of this Agreement) while providing Consulting Services to Abington, provided, however, that notwithstanding any other engagement or employment, the Executive shall be obligated to continue to be available to provide Consulting Services to Abington at its facilities as it may require upon reasonable advance notice until the end of the Consulting Period.

        14. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Executive and his heirs, successors and assigns, and upon Abington, including any successor to Abington by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of Abington may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

        15. NOTICES. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

               If to the Executive:

                   Paul C. Green
                   3 Barker Road
                   Acton, MA  01720


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               If to Abington:

                   Abington Bancorp, Inc.
                   536 Washington Street
                   Abington, Massachusetts 02351
                   Attention:  President

        16. WITHHOLDING. Abington may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        17. ENTIRE AGREEMENT; SEVERABILITY.

            (a) This Agreement and the Payments Agreement dated as of the date hereof incorporate the entire understanding among the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between Abington and the Executive with respect to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

            (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this.

        18. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to agreements made and entirely to be performed within such jurisdiction.

        21. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

        22. REGULATORY LIMITATIONS. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

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        23. EFFECTIVENESS. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

        IN WITNESS WHEREOF, Abington and the Executive have entered into this Agreement as of the day and year first above written.

                                         ABINGTON BANCORP, INC.


                                         By: /s/ James P. McDonough
                                            ----------------------------------
                                             James P. McDonough, President
                                             and Chief Executive Officer




                                             /s/ Paul C. Green
                                            ----------------------------------
                                             Paul C. Green




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